Exhibit 99.1

Techpoint Announces Second Installment of Dividend

May 31, 2024

San Jose, CA. — (Business Wire) —

On May 31, 2024, Techpoint, Inc. (“Techpoint”) announced that on May 30, 2024, its board of directors declared the second installment payment of its cash dividend of an aggregate of $0.50 per share for fiscal 2024, of which $0.25 per share was paid to stockholders in February 2024. The second installment on shares of its common stock (including common stock underlying its Japanese Depositary Shares ("JDS")) will be paid on or around July 18, 2024 to stockholders of record as of the close of business on June 28, 2024. The timing for receipt of the dividend payments by individual holders of Techpoint’s common stock and JDS will vary due to the payment process for JDS holders. The amount paid to JDS holders will be reduced by any applicable U.S. withholding income tax, and then converted into Japanese Yen. Once the dividend is converted into Japanese Yen, a distribution payment fee and any additional local taxes will be paid from the distribution amount. As a result, the net amount of the second dividend installment that is ultimately received by JDS holders will be less than $0.25 per JDS. Techpoint anticipates that JDS holders will be paid the second installment of the fiscal 2024 dividend on or around August 30, 2024.

The payment will be made in accordance with and subject to the terms of the Trust Agreement dated August 31, 2017 between Techpoint; Mizuho Securities Co., Ltd.; Mitsubishi UFJ Trust and Banking Corporation; and The Master Trust Bank of Japan, Ltd., which agreement governs the rights of JDS holders.

Techpoint’s board of directors previously adopted a dividend policy to link dividend payments to business performance on an ongoing basis. The amount to be paid in future dividends will be reviewed by Techpoint's board of directors, with an aggregate dividend target amount for each fiscal year equal to approximately 50% of Techpoint’s annual non-GAAP net income[1] for the prior fiscal year. Techpoint anticipates making payment of future dividends in two separate installments each year. This policy can be modified or terminated at any time at the discretion of Techpoint’s board of directors.

About Techpoint

Techpoint, Inc. (Tokyo Stock Exchange “6697.T”) is a fabless semiconductor company developing proprietary high definition video connectivity technology targeting high definition video surveillance systems and automotive infotainment systems Techpoint aims to address the growing needs of the next generation high-definition video markets. With design centers in the U.S., as well as offices in Taiwan, Korea, China, and Japan, Techpoint has achieved cutting edge technology in its target markets.

Forward-Looking Statements

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements, including timing of distribution of dividend payments; and our future plans to declare dividends, including frequency and amount of payments. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: our future financial performance, including our revenue, cost of sales and operating expenses; the need to address the many challenges facing our business; sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent filings with the SEC. We do not intend to update or alter our forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law or regulation.

[1] Non-GAAP net income is defined as net income, excluding stock-based compensation expense and related income tax benefit.

For more information, contact:

Fumihiro Kozato

Techpoint, Inc.

408-324-0588

www.techpoint.co.jp